

<ARTICLE> 9
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                        DEC-31-1999
<PERIOD-START>                           JAN-01-1999
<PERIOD-END>                             SEP-30-1999
<CASH>                                        15,325
<INT-BEARING-DEPOSITS>                         5,145
<FED-FUNDS-SOLD>                              13,257
<TRADING-ASSETS>                               6,561
<INVESTMENTS-HELD-FOR-SALE>                   47,971
<INVESTMENTS-CARRYING>                             0
<INVESTMENTS-MARKET>                               0
<LOANS>                                      158,143
<ALLOWANCE>                                    2,252
<TOTAL-ASSETS>                               264,135
<DEPOSITS>                                   156,900
<SHORT-TERM>                                  39,898
<LIABILITIES-OTHER>                           12,552
<LONG-TERM>                                   34,735<F1>
<PREFERRED-MANDATORY>                              0
<PREFERRED>                                      190
<COMMON>                                          12
<OTHER-SE>                                    19,848<F2>
<TOTAL-LIABILITIES-AND-EQUITY>               264,135
<INTEREST-LOAN>                                9,692
<INTEREST-INVEST>                              2,281
<INTEREST-OTHER>                                 766
<INTEREST-TOTAL>                              12,739
<INTEREST-DEPOSIT>                             3,383
<INTEREST-EXPENSE>                             5,906
<INTEREST-INCOME-NET>                          6,833
<LOAN-LOSSES>                                    833
<SECURITIES-GAINS>                                92<F3>
<EXPENSE-OTHER>                                8,460
<INCOME-PRETAX>                                4,450
<INCOME-PRE-EXTRAORDINARY>                     3,068
<EXTRAORDINARY>                                    0
<CHANGES>                                          0
<NET-INCOME>                                   3,068
<EPS-BASIC>                                     2.60
<EPS-DILUTED>                                   2.58
<YIELD-ACTUAL>                                  4.20
<LOANS-NON>                                    1,027
<LOANS-PAST>                                       0<F4>
<LOANS-TROUBLED>                                   0
<LOANS-PROBLEM>                                    0
<ALLOWANCE-OPEN>                               2,271
<CHARGE-OFFS>                                  1,063
<RECOVERIES>                                     240
<ALLOWANCE-CLOSE>                              2,252
<ALLOWANCE-DOMESTIC>                               0<F5>
<ALLOWANCE-FOREIGN>                                0<F5>
<ALLOWANCE-UNALLOCATED>                            0<F5>

<F1> Guaranteed Preferred Beneficial Interest in the Corporation's Junior
Subordinated Debt of $1,578 is included in long-term debt for the period ended September 30, 1999.
<F2> Treasury stock of $1,605 million for the period ended September 30, 1999 is included as a reduction of stockholders' equity.
<F3> Investment securities gains do not include the Corporation's equity gains, which totaled $315 million for the period ended September 30, 1999.
<F4> For purposes of this filing, the Corporation has not disclosed this information. These items will be disclosed on an annual basis in the Corporation's Form 10-K.
<F5> The Corporation is not required to present separate data related to foreign activities. Allocation for potential losses not specifically identified has been included in the commercial segment.

